UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2009

WESTMORELAND COAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11155	23-1128670
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 North Cascade Avenue, 2nd Floor, Colorado Springs, CO	80903
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Westmoreland Coal Company (the “Company”) is filing this Current Report on Form 8-K/A as Amendment No. 2 to its Current Report on Form 8-K (the “Original Form 8-K”) filed with the Securities and Exchange Commission (the “Commission”) on January 12, 2009, to include the letter we requested from KPMG LLP (“KPMG”) stating whether it agrees with the below statements, and if not, stating the respects in which it does not agree. Such letter is filed herewith as Exhibit 16.1.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm.

On January 6, 2009, the Audit Committee of the Company notified KPMG upon completion of the 2008 audit engagement and the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2008, KPMG will be dismissed as the Company’s independent registered public accounting firm. The decision to change accounting firms was approved by the Company’s Audit Committee. On March 13, 2009, KPMG completed its audit services for the Company for the fiscal year ended December 31, 2008.

During the years ended December 31, 2008 and 2007 and the subsequent period through the date of this filing, the Company had no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except as described below. Management of the Company has authorized KPMG to respond fully to the inquiries of the new independent registered public accounting firm regarding all matters.

KPMG’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

The audit report of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2008 contained a separate paragraph that stated that “The consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a working capital deficit, and has a net capital deficiency that raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2008 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contained an explanatory paragraph that stated that:

“Management identified and included in its assessment material weaknesses related to electronic spreadsheets that impact the Company’s financial reporting, census data used to calculate postretirement medical benefit obligations, and the accounting for one of the Company’s stock based compensation plans.”

The Company has requested that KPMG furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of KPMG’s letter, dated March 16, 2009, is filed as Exhibit 16.1 to this Form 8-K/A.

(b) New independent registered public accounting firm.

On January 8, 2009, the Audit Committee engaged Ernst & Young LLP (“E&Y”) as the Company’s new independent registered public accounting firm beginning with fiscal year 2009, and to perform procedures related to the financial statements to be included in the Company’s quarterly report on Form 10-Q, beginning with, and including, the quarter ending March 31, 2009. The Company has not consulted with E&Y during its two most recent fiscal years ended December 31, 2007 and December 31, 2008, or during any subsequent period prior to its appointment as the Company’s auditor with respect to any of the matters or events listed in Regulation S-K 304(a)(2)(i)and (ii).

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
16.1	Letter of KPMG LLP dated March 16, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: March 23, 2009	By:	/s/ Kevin A. Paprzycki
Kevin A. Paprzycki Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of KPMG LLP dated March 16, 2009

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